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                                                                       EXHIBIT 4

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                           CLARK/BARDES HOLDINGS, INC.




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                          REGISTRATION RIGHTS AGREEMENT

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                            DATED AS OF JUNE 7, 1999













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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of June 7, 1999 (this "Agreement"), by and between CLARK/BARDES HOLDING, INC., a Delaware corporation (the "Company") and CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V, L.P., a Delaware limited partnership ("Conning").

                                    RECITALS

         WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Common Stock Purchase Agreement dated as of June 7, 1999 (as amended from time to time, the "Purchase Agreement") by and between the Company and Conning, Conning is purchasing 1,000,000 shares of the Company's Common Stock; and

         WHEREAS, it is a condition to the obligations of Conning under the Purchase Agreement that this Agreement be executed by the parties hereto and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 Defined Terms.

         The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means (a) the common stock, par value $.01 per share of the Company, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the charter of the Company be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Effective" means that all requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has officially approved the public distribution or circulation of the Registration Statement in connection with a public offering of Registrable Securities.

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         "Effective Date" means the date on which a Registration Statement is declared to be Effective.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Registrable Securities" means any shares of Common Stock held or hereafter acquired by Conning; provided, however, that such securities shall cease to be Registrable Securities if and when (i) a Registration Statement with respect to the disposition of such securities shall have become Effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company, and subsequent disposition of such securities shall not require Registration or qualification of such securities under the Securities Act or (iii) such securities shall have ceased to be outstanding.

         "Registration" means the satisfaction by the Company of all applicable requirements under the Securities Act as evidenced by the official approval of the Commission in connection with a public offering by the Company of Registrable Securities.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under Article II of this Agreement, including, without limitation, all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the fees of one counsel retained in connection with each such registration by Conning in an amount not to exceed $25,000, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company; provided, however, that Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Conning or the fees of accountants, legal counsel to the extent the amount of such fees exceed $25,000 or any other special experts retained in connection with each such registration by Conning (collectively, the "Seller Expenses").

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         "Registration Statement" means any disclosure document that the Company is required to file under the Securities Act in connection with a public offering of Registrable Securities.

         "Securities Act" means the Securities Act of 1933, as amended from time to time and the rules and regulations of the Commission thereunder.

                                   ARTICLE II
                               REGISTRATION RIGHTS

         Conning shall have the right to register its Registrable Securities in accordance with the following provisions:

         2.1 Demand Registrations.

(a) At any time after December 31, 2000, upon the written request of Conning that the Company effect the Registration under the Securities Act (such a written request being hereinafter referred to as a "Demand Registration") of Registrable Securities, the Company will use its reasonable efforts to cause the prompt Registration under the Securities Act, subject to the provisions of this
Article II, of all Registrable Securities Conning has requested the Company to register, and in connection therewith, prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a Registration Statement under the Securities Act to effect such Registration. Conning may, at any time prior to the Effective Date of the Registration Statement relating to such Demand Registration, revoke such request by providing a written notice to the Company revoking such request and agreeing to pay for the Registration Expenses incurred by the Company with respect to such Registration Statement; provided, however, that Conning shall not be obligated to pay for the Registration Expenses incurred by the Company with respect to such Registration Statement if Conning elects to use one of the Demand Registrations that it is entitled to request under this Section 2.1.

         With respect to any Registration Statement filed, or to be filed, pursuant to this Section 2.1(a), if the Company shall furnish to Conning a certified resolution of the Board of Directors of the Company stating that in their good faith judgment it would (because of the existence of, or in anticipation of, any acquisition, financing (debt or equity), merger, sale of assets, recapitalization or other similar corporate activity, or the unavailability for reasons beyond the Company's control of any required audited financial statements, or any other event or condition of similar significance to the Company) be materially disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a Registration Statement to be maintained Effective, or to be filed and become Effective, and setting forth the general reasons for such judgment, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists; provided, however, that the Company may only declare one (1) Disadvantageous Condition per fiscal year of the Company and any such Disadvantageous Condition may only extend for a period of 60 days. Upon receipt of any such notice of a Disadvantageous Condition, Conning will forthwith discontinue use of the disclosure document contained in such Registration Statement and, if so directed by the Company, Conning will deliver to the Company all copies, other than permanent file copies then in Conning's possession, of the disclosure document then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the disclosure document covering such Registrable Securities. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement, and such Registration Statement shall be maintained Effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was Effective, shall be such time as may be otherwise required by Section 2.1(c).

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                  (b) Number of Registrations; Expenses. The Company shall not be obligated to effect more than two (2) Demand Registrations pursuant to the request of Conning under this Section 2.1 during the term of this Agreement. Except as otherwise provided in Section 2.1(a), the Company shall pay all Registration Expenses in connection with the Demand Registrations that Conning is entitled to request pursuant to this Section 2.1 and Conning shall pay all Seller Expenses relating to the registration, sale or disposition of Conning's Registrable Securities pursuant to this Section 2.1. Notwithstanding any other provisions contained in this Section 2.1, the Company shall not be required to register any Registrable Securities pursuant to an Effective Registration Statement in connection with a request for such Registration made in accordance with this Section 2.1 if a previous Registration Statement pursuant to which Registrable Securities were sold became Effective less than 180 days prior to such request.

                  (c) Effective Registration Statement. A Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected unless the Registration Statement relating thereto (i) has become Effective under the Securities Act and (ii) has remained Effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such Registration have actually been sold thereunder); provided, however, that if any Effective Registration Statement requested pursuant to this
Section 2.1 is discontinued in connection with a Disadvantageous Condition, such Registration Statement shall not be included as one of the Registrations which may be requested pursuant to this Section 2.1; provided further, that if after any Registration Statement requested pursuant to this Section 2.1 becomes Effective (x) such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court due to the actions or omissions to act of the Company or (y) less than 75% of all of the Registrable Securities requested to be included in such Registration have been sold thereunder, such Registration Statement shall not be included as one of the Registrations that Conning is entitled to request pursuant to Section 2.1.

                  (d) Selection of Underwriters. If any requested Registration pursuant to this Section 2.1 is in the form of an underwritten offering, the Company shall have the right to select the investment banker and manager or co-managers that will administer the offering.

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                  (e) Priority in Demand Registrations. If a Demand Registration
pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of equity securities requested to be included in such Registration exceeds the largest number of securities which can be sold without having a significant adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such Registration, first, Registrable Securities proposed to be registered by Conning, second, the securities proposed to be registered by the Company and third, all other securities that the Company proposes to register thereunder (for the account of any other Person).

         2.2 Incidental Registration.

                  (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a registration effected pursuant to Section 2.1) in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 2.2(b), give written notice to Conning of its intention to do so and of Conning's rights under this Section 2.2, at least 30 days prior to the anticipated filing date of the Registration Statement relating to such Registration. Such notice shall offer Conning the opportunity to include in such Registration Statement such number of Registrable Securities as Conning may request. Upon the written request of Conning made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by Conning and the intended method of disposition thereof), the Company will use its reasonable efforts to effect the Registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Conning; provided, that (x) if such Registration involves an underwritten offering, Conning must sell its Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2.2(a) and prior to the Effective Date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to Conning and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to rights of Conning under Section 2.1). If a Registration pursuant to this Section 2.2(a) involves an underwritten public offering, Conning may elect, in writing prior to the Effective Date of the Registration Statement filed in connection with such Registration, not to register such Registrable Securities in connection with such Registration. No Registration effected under this Section 2.2 shall relieve the Company of its obligations to effect Registrations upon request under
Section 2.1. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section
2.2 and Conning shall pay all Seller Expenses relating to the registration, sale or disposition of Conning's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.2.

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                  (b) Priority in Incidental Registrations. If a Registration
pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company that, in its good faith view, the number of equity securities (including all Registrable Securities) which the Company, Conning and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having a significant adverse effect on such offering (the "Maximum Includable Securities"), including the price at which such Registrable Securities can be sold, the Company will include in such Registration (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, securities to be registered by holders exercising demand registration rights with respect to such Registration granted to such holders in connection with the consummation of an acquisition or financing transaction (debt or equity) consummated by the Company and (iii) third, the number of Registrable Securities and other securities that may be included in the Registration, if any, shall be allocated among the Conning and the holders of other securities (collectively, the "Other Holders") requesting inclusion on a pro rata basis, with the number of each type or class of securities of each of Conning and the Other Holders thereof included in the Registration to be that number determined by multiplying (A) the total number of such type or class of security included in the Maximum Includable Securities less the number of such type or class of security to be registered for the account of the Company, by (B) a fraction, the numerator of which will be the total number of such type or class of security owned by Conning or such Other Holder, as applicable, for which such Person has requested inclusion in the Registration, and the denominator of which will be the total number of such type or class of security owned by Conning and the Other Holders for which they have requested inclusion in the Registration.

         2.3 Holdback Agreements.

                  (a) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, Conning agrees not to effect any sale or distribution of Registrable Securities, including any private placement or any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the period of time requested by the Company and the managing underwriter (not to exceed 180 days) which begins on the Effective Date of such Registration Statement (except as part of such Registration) provided that Conning has received written notice of such Registration at least two business days prior to the anticipated beginning of the seven day period referred to above.

                  (b) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or the acquisition by the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the period of time requested by the managing underwriter (not to exceed 180 days) which begins on, the Effective Date of such Registration Statement (except as part of such Registration) and
(ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such Registration, if permitted).

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         2.4 Registration Procedures. In connection with any offering of
Registrable Securities registered pursuant to this Article II, the Company shall:

                  (a) Prepare and file with the Commission within 90 days after receipt of a request for Registration, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable efforts to cause such Registration Statement to become and remain Effective as provided herein, provided that before filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (x) furnish to Conning and to counsel selected by Conning copies of all such documents proposed to be filed for said counsel's review and comment and
(y) notify Conning of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep Effective such Registration Statement for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

                  (c) Furnish to Conning and each underwriter, if any, of Registrable Securities covered by such Registration Statement such reasonable number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as Conning may reasonably request in order to facilitate the disposition of the Registrable Securities.

                  (d) Use its reasonable efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as Conning and any underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Conning and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities held by Conning; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 2.4(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

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                  (e) Use its reasonable efforts to cause the Registrable
Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Conning to consummate the disposition of such Registrable Securities.

                  (f) Immediately notify Conning at any time when a disclosure document relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to Conning a supplement or amendment to such disclosure document so that, as thereafter delivered to the purchasers of such Registrable Securities, such disclosure document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (g) Use its reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange (including NASDAQ) and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.

                  (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Conning or the underwriters retained by Conning, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

                  (i) Make available, after the execution and delivery of a confidentiality agreement in customary form, for inspection by Conning, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Conning or such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

                  (j) Use its reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Conning reasonably requests.

                  (k) Otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Conning, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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         It shall be a condition precedent to the obligation of the Company to take any action with respect to securities of Conning that Conning shall furnish to the Company such information regarding the securities held by Conning and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         Conning agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(f), Conning will immediately discontinue disposition of Registrable Securities until Conning's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 2.4(f) hereof, and, if so directed by the Company, Conning will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Conning's possession, of the disclosure document covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.4(b) shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(f) hereof to and including the date when Conning shall have received the copies of the supplemented or amended disclosure document contemplated by Section 2.4 hereof.

         2.5 Indemnification.

                  (a) Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, Conning, its directors and officers, general partners, limited partners and managing directors, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with Conning or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which Conning, any such director or officer or general or limited partner or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company shall reimburse Conning and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense

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arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Conning in its capacity as a holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and, provided further, that the Company shall not be liable to Conning, any person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other person, if any, who controls Conning or such underwriter within the meaning of the Securities Act, pursuant to this Section 2.5(a) with respect to any preliminary disclosure document or the final disclosure document or the final disclosure document as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of Conning, such underwriter or such controlling person results from the fact that Conning or such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final disclosure document or of the final disclosure document as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to Conning or such underwriter and such final disclosure document, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of Conning or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such Conning.

                  (b) Indemnification by Conning and Underwriters. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from Conning or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of Conning or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or Conning, any underwriter or any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by Conning; provided, however, that Conning shall not be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or disclosure document by Conning.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 2.5 (with appropriate modifications) shall be given by the Company and Conning with respect to any required Registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, Conning and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, Conning and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing in the disclosure document bears to the public offering price appearing therein and Conning are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Company and Conning, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (x) the relative benefits received by the Company, on the one hand, and Conning, from the offering of the Registrable Securities and any other securities included in such offering, and (y) the relative fault of the Company, on the one hand, and Conning on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Conning on the other hand, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (before deducting expenses) received by Conning bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by Conning with respect to such offering exceeds the purchase price paid to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth in the disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Conning, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Conning agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and Conning agree that any contribution required to be made by Conning pursuant to this Section 2.5(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by Conning with respect to such offering. For purposes of this Section 2.5, each Person, if any, who controls Conning or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Conning or such underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

         2.6 Rule 144. The Company agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time the Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Common Stock by Conning pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         2.7 Underwriting Agreements. Conning may not participate in any underwritten Registration hereunder unless Conning (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreement reasonably approved by both the Company and Conning and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, custody agreements (including delivery of Registrable Securities pursuant thereto), underwriting agreements and other documents provided to Conning which are customarily required under the terms of such underwriting agreements.

                                  ARTICLE III
                                  MISCELLANEOUS

         3.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy thereunder. The remedies therein provided are cumulative and not exclusive of any remedies provided by law.

         3.2 Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from Conning. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         3.3 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

       To the Company:   Clark/Bardes Holdings, Inc.
                         2121 San Jacinto Street
                         Suite 2200
                         Dallas, Texas  75201
                         Attention:  Melvin G. Todd
                         Facsimile Number:  214-871-7690

       With a copy to:   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue
                         Suite 4100
                         Dallas, Texas 75201
                         Attention: Terry Schpok, P.C.
                         Facsimile Number:  214-969-4343

       To Conning:       Conning Insurance Capital Limited Partnership V, L.P.
                         c/o Conning & Company
                         CityPlace II
                         185 Asylum Street
                         Hartford, Connecticut  06103
                         Attention:  Steven F. Piaker
                         Facsimile Number:  860-520-1299

       With a copy to:   LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                         Goodwin Square
                         225 Asylum Street
                         Hartford, Connecticut  06103
                         Attention:  Charles F. Vandenburgh, Esq.
                         Facsimile Number:  860-293-3555

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 3.3 be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 3.3 be deemed given upon successful transmission, (iii) if delivered by mail in the manner described above to the address as provided in this Section 3.3 be deemed given upon the earlier of the third business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 3.3, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         3.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of each of the Company and Conning and their respective heirs, successors and assigns.

         3.5 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         3.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         3.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         3.9 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

         3.10 Specific Enforcement. Conning and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                      [The remainder of this page is blank; next page is the signature page.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                        CLARK/BARDES HOLDINGS, INC.


                        By:   /s/ Melvin G. Todd
                           -----------------------------------------------------
                        Name:  Melvin G. Todd
                        Title: President and Chief Executive Officer



                        CONNING INSURANCE CAPITAL LIMITED PARTNERSHIP V, L.P.

                        By: Conning Investment Partners V, LLC, its General Partner

                        By:   Conning & Company, its Manager Member


                        By:   /s/ Steven F. Piaker
                           -----------------------------------------------------
                        Name:  Steven F. Piaker
                        Title: Senior Vice President


















                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]